EXHIBIT 4.7

SAGENT TECHNOLOGY, INC.

INVESTOR’S RIGHTS AGREEMENT

This INVESTOR’S RIGHTS AGREEMENT, dated as of November 1, 2002, (this “Agreement”) is entered into by and between Sagent Technology, Inc., a Delaware corporation (the “the Company”), with its principal executive offices at 800 West El Camino Real, Suite 300, Mountain View, California 94040 and CDC Software Corporation, a Cayman Islands corporation (the “Investor”), with its principal executive offices at 34/F Citicorp Centre, 18 Whitfield Road, Causeway Bay, Hong Kong.

RECITALS

A. The Company has executed a secured promissory note dated as of the date hereof in the principal amount of US$5,000,000 in favor of the Investor (the “First Note”).

B. The First Note is being issued pursuant to a Note and Warrant Purchase Agreement dated October 24, 2002 between the Company and the Investor (the “Note Purchase Agreement”), pursuant to which the Company will issue to the Investor, on or prior to December 31, 2002, and subject to the terms and conditions set forth in the Note Purchase Agreement, an additional secured promissory note in the principal amount of US$2,000,000 (the “Second Note” and, together with the First Note, the “Notes”).

C. As an inducement to the Investor to extend the credit evidenced by the Notes, and subject to the terms and conditions set forth in the Note Purchase Agreement, the Company is issuing to the Investor as of the date hereof a warrant to purchase 5,714,285 shares of the Company’s common stock at a price per share equal to US$0.10 (the “First Warrant”) and will issue to the Investor concurrently with the delivery of the Second Note a warrant to purchase 2,285,715 shares of the Company’s common stock at a price per share equal to US$0.10 (the “Second Warrant” and, together with the First Warrant, the “Warrants”).

D. As a further inducement to the Investor to extend the credit evidenced by the Notes, the Company has agreed to enter into this Agreement pursuant to which the Company will, among other things, provide the Investor with certain registration rights under the Securities Act of 1933, as amended, with the respect to the shares of common stock of the Company covered by the Warrants.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and the promises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1

Definitions

As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” shall mean, as applied to any Person, (a) any other Person directly or indirectly controlling, controlled by or under common control with, that Person, (b) any other Person that owns or controls ten percent (10%) or more of any class of equity securities (including any equity securities issuable upon the exercise of any option or convertible security) of that Person or any of its Affiliates, or (c) as to a corporation, each director and officer thereof, and as to a partnership, each general partner thereof, and as to a limited liability company, each managing member or similarly authorized person thereof (including officers), and as to any other entity, each Person exercising similar authority to those of a director or officer of a corporation.

“Business Combination” shall mean (i) any consolidation, merger or acquisition involving the Company pursuant to which the Company’s stockholders own less than fifty percent (50%) of voting securities of the surviving entity or (ii) the sale of all or substantially all of the assets of the Company.

“Commission” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Common Stock” shall mean the Company’s common stock, par value US$0.001 per share.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“First Closing Date” shall mean the date upon which the First Note and First Warrant are executed and delivered to the Investor.

“Holder” shall mean (i) the Investor and (ii) any Person holding Registrable Securities to whom the rights under Section 2 have been transferred, in whole or in part, in accordance with Section 2.11 hereof.

“Person” shall mean a natural person, corporation, partnership, limited liability company, trust or any other entity, other than a governmental entity, recognized by statute in its jurisdiction of formation as having legal existence.

“Registrable Securities” shall mean the Warrant Shares held by the Holders; provided, however, that Registrable Securities shall not include such securities that have been (a) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (b) sold or are, in the opinion of counsel for the Company, available for sale in a single transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed prior to the consummation of such sale.

The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement with the Commission in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registration Expenses” shall mean all expenses, except as otherwise stated below, incurred by the Company in complying with Section 2.4 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

“Restricted Securities” shall mean the securities of the Company required to bear the legend set forth in Section 2.2 hereof.

“Second Closing Date” shall mean the date upon which the Second Note and Second Warrant is executed and delivered to the Investor.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and all fees and disbursements of counsel for any Holder in connection with any sale of Registrable Securities by such Holder.

“Third Party” shall mean any Person other the Company, the Investor or any Affiliate of the Company and the Investor.

“Warrant Shares” shall mean the shares of Common Stock issued or issuable pursuant to the Warrants and any other securities issued in respect of such securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event.

SECTION 2

Compliance with Securities Act; Registration Rights

2.1 Restrictions on Transferability. The Warrant Shares shall not be sold, assigned, transferred or pledged prior to the effective date of a registration statement under the Securities Act covering the sale of such shares except upon the conditions specified in this Section 2. Each Holder will cause any proposed purchaser, assignee, transferee, or pledgee of any such shares held by such

Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 2.

2.2 Restrictive Legend. Each certificate representing the Warrant Shares and any other securities issued in respect thereof upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 2.3 below) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH SALE OR TRANSFER IS EXEMPT FOR THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

Each Holder consents to the Company making a notation on its records and giving instructions to any transfer agent of the Common Stock in order to implement the restrictions on transfer established in this Section 2.

2.3 Restrictions on Transfer; Notice of Proposed Transfers. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 2.3. Unless there is in effect a registration statement under the Securities Act covering the proposed sale, assignment, transfer or pledge of any Restricted Securities, prior to any such transfer (other than (i) a transfer not involving a change in beneficial ownership, (ii) any transfer by any Holder to (A) any individual or entity controlled by, controlling, or under common control with, such Holder or (B) any entity with respect to which such Holder (or any Person controlled by, controlling, or under common control with, such Holder) has the power to direct investment decisions or (iii) in transactions in compliance with Rule 144), the holder thereof shall give written notice to the Company of such Holder’s intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied, at such holder’s expense by either (i) a written opinion of legal counsel who shall be, and whose legal opinion shall be, reasonably satisfactory to the Company addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a “no action” letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 2.2 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such Holder and the Company such legend is not required in order to establish compliance with any provision of the Securities Act. Notwithstanding the foregoing, so long as an executive officer or director of the holder serves as an executive officer or director of the Company, such holder agrees to not sell or transfer the Registrable Securities during periods outside of the trading windows applicable to the officers of the Company as set forth in the Company’s Insider Trading Program adopted by the Company’s Board of Directors.

2.4 Registration
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(a) First Warrant. The Company shall prepare and file with the Commission, within sixty (60) days after the First Closing Date, a registration statement under the Securities Act covering the resale by the Holder of the Registrable Securities issuable upon exercise of the First Warrant (such registration statement, as amended from time to time, referred to herein as the “Registration Statement”) and shall maintain the effectiveness of such registration statement during the period set forth in Section 2.6, subject to suspensions of registration in accordance with Section 2.7. The Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the Commission within ninety (90) days after the First Closing Date.

(b) Second Warrant. The Company shall prepare and file with the Commission, within thirty (30) days after the Second Closing Date, an amendment to the Registration Statement (the “Amendment”) to add to the Registration Statement the Registrable Securities issuable upon exercise of the Second Warrant. The Company shall use commercially reasonable efforts to cause the Amendment to be declared effective by the Commission within sixty (60) days after the Second Closing Date.

2.5 Expenses of Registration. All Registration Expenses incurred in connection with the registration pursuant to Section 2.4 shall be borne by the Company. Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered.

2.6 Registration Procedures. At its expense the Company will:

(a) Prepare and file with the Commission the Registration Statement and use its commercially reasonable efforts to cause such Registration Statement to become effective as soon as possible after the filing thereof, and keep the Registration Statement effective pursuant to Rule 415 at all times, subject to Section 2.7, until such date as is the earlier of (i) the date on which all Registrable Securities have been sold by each Holder, and (ii) the date on which the Registration Rights terminate as set forth in Section 2.12; and

(b) Promptly furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus (and all required amendments and supplements to any thereof), final prospectus and such other documents as such Holders or such underwriters may reasonably request in order to facilitate the public offering of such securities.

2.7 Suspension of Registration. The Company shall promptly notify the Holders of (i) the issuance by the Commission of a stop order suspending the effectiveness of the Registration Statement, (ii) the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) the occurrence or existence of any pending corporate development that, in the reasonable discretion of the Company, makes it appropriate to suspend the availability of the Registration Statement to comply with Commission rules. In each case the Company shall use commercially reasonable efforts to promptly prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Holder as such Holder may reasonably request; provided that, the Company may delay to the extent permitted by law the disclosure of material non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company (an “Allowed Delay”); provided, further, that an Allowed Delay shall not exceed 60 consecutive days in any 365-day period, and there shall be no more than two such Allowed Delay periods. The Company shall promptly notify the Holders in writing of the existence of an Allowed Delay and shall advise the Holders in writing to cease all sales under the Registration Statement until the end of the Allowed Delay.

2.8 Indemnification.
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(a) The Company will indemnify and hold harmless each Holder and, each of Holder’s respective officers and directors, trustees, members, employees and partners, and each Person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration has been effected pursuant to this Section 2, and each underwriter, if any, and each Person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act, state securities law or any rule or regulation promulgated under such laws applicable to the Company in connection with the registration, and the Company will promptly reimburse each such Holder, each of Holder’s respective officers and directors, trustees, members, employees and partners, and each Person controlling such Holder within the meaning of Section 15 of the Securities Act, each such underwriter and each Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing, defending or paying any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling Person or underwriter and stated to be specifically for use therein.

(b) Each Holder will, if Registrable Securities held by such Holder are included in the Registration Statement, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company’s securities covered by the Registration Statement, each Person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act and each other such Holder each of their respective officers and directors, trustees, members, employees and partners, and each Person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in the Registration Statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will promptly reimburse the Company, such Holders, each of their respective officers and directors, trustees, members, employees and partners, and each Person controlling such Holder within the meaning of Section 15 of the Securities Act, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in the Registration Statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein.

(c) Each party entitled to indemnification under this Section 2.8 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld or delayed), and the Indemnified Party may participate in such defense at such Indemnified Party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2 unless the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

2.9 Information by Holder. The Holder or Holders of Registrable Securities included in the registration shall furnish to the Company such information regarding such Holder or Holders, the

Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with the registration referred to in this Section 2.

2.10 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

(a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times; and

(b) Use its commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

2.11 Transfer of Registration Rights. The rights to cause the Company to register securities granted Holders under Section 2 may be assigned in whole or in part to a transferee or assignee permitted under Section 2.3 which acquires at least one million shares (as adjusted for stock splits, combinations, consolidations, or similar events with respect to such shares) of Registrable Securities.

2.12 Termination of Registration Rights. The registration rights granted pursuant to Section 2 shall terminate as to each Holder on the earlier of (i) one year following the repayment of the Notes, (ii) the date on which all Registrable Securities held by such Holder may be resold without registration or without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (iii) all of the Registrable Securities held by such Holder have been sold pursuant to the Registration Statement or Rule 144(k) under the Securities Act or any other rule of similar effect.

SECTION 3

Right of First Refusal on Business Combinations

3.1 Right of First Refusal. The Company hereby grants to the Investor a right of first refusal with respect to potential Business Combinations as set forth in this Section 3 (the “Right of First Refusal”). While the Right of First Refusal is in effect, the Company shall not entered into any Business Combination with a Third-Party unless a First Refusal Notice (as defined below) has been given to the Investor in the manner set forth in Section 3.2 and the Investor has not delivered an Exercise Notice (as defined below) to the Company in the manner set forth in Section 3.2.

3.2 First Refusal Notice. In the event that the Company receives a term sheet from a Third Party regarding a potential Business Combination with such Third Party (which term sheet, at the minimum, contains a proposed acquisition price, whether on a per share or enterprise basis), the Company shall provide the Investor with a notice of the potential Business Combination and a copy of the term sheet, in the manner set forth in clause (b) of Section 5.5 below (“First Refusal Notice”). The Investor shall have two (2) business days from the date of receipt of the First Refusal Notice (calculated as set forth in Section 5.5) to notify the Company, in the manner set forth in Section 5.5, that it desires to pursue a Business Combination on substantially the same terms as the terms specified in the Notice (“Exercise Notice”).

3.3 Transaction after Notice. In the event the Investor fails to deliver the Exercise Notice within the two (2) business day period, or in the event that, after the Investor delivers an Exercise Notice, the Company and the Investor, acting in good faith, fail to execute a term sheet (binding or non-binding) or an exclusivity agreement within three (3) business days, then the Company shall have one hundred and eighty (180) days thereafter to enter into definitive agreements with any Third Party with respect to the proposed Business Combination on terms that are not materially less favorable to the Company or its stockholders than the terms specified in the First Refusal Notice. In the event the Company has not entered into such definitive agreements within said one hundred and eighty (180) day period, the Company shall not enter into any such agreements without first providing the Investor an additional First Refusal Notice in the manner provided above.

3.4 Termination of Right of First Refusal. The Right of First Refusal shall terminate in its entirety and shall no longer be of any legal effect upon the later of (i) the first anniversary of the date hereof or (ii) the date on which the outstanding principal and interest under the Notes have been paid in full.

SECTION 4

Board Representation; Financial Information

4.1 Board Observation Rights. A natural person designated by the Investor shall have the right to attend all meetings of the Board of Directors of the Company (the “Board”) in a nonvoting observer capacity (until such right is terminated by virtue of the Investor’s election under Section 4.2 below), to receive notice of such meetings and to receive the information provided by the Company to the Board, in each case at the same time as it is provided to the members of the Board; provided, however, that in such an observer capacity, the Investor shall, and shall cause its representative to, hold in confidence and trust and to act in a fiduciary manner with respect to all information so received during such meetings or otherwise; and provided further, that the Company reserves the right not to provide information and to exclude the Investor or its representative from any meeting or portion thereof if delivery of such information or attendance at such meeting by the Investor or its representative would result in the disclosure of trade secrets to such holder or its representative or would adversely affect the attorney-client privilege between the Company and its counsel or if the Investor or its representative is a direct competitor of the Company.

4.2 Board Seat. At any time following the date hereof, provided that the Notes are then outstanding or the Investor is then the “beneficial owner” (as defined in Rule 13d-1 under the Exchange Act) of not less than one million shares of Common Stock (as adjusted for stock splits, dividends or otherwise), the Investor may elect to convert its rights set forth in Section 4.1 in exchange for the right to have one natural person designated by the Investor be appointed to serve on the Board. To exercise the right contained in this Section 4.2, the Investor shall provide notice to the Company regarding its election, in the manner set forth in Section 5.5, which notice shall set forth the name of the Investor’s Board designee, together with a Director & Officer Questionnaire in the form attached as Exhibit A hereto, completed with respect to the Investor’s designee. Within two (2) weeks following receipt by the Company of such notice and completed questionnaire, the Board shall consider (whether at a regular or special meeting or by written consent) and, consistent with the Company’s Certificate of Incorporation and Bylaws and the Board’s fiduciary duties under Delaware law, appoint the Investor’s designee to serve as a member of the Board, to serve until such time as his successor has been duly elected and qualified.

4.3 Financial Information. The Company shall deliver to the Investor (or its designee under Section 4.1 or 4.2) the same package of materials (which package includes financial and other confidential Company information) as is delivered to the Board following the completion of each fiscal quarter (the “Quarterly Board Package”). The Quarterly Board Package shall be delivered to the Investor (or its designee under Section 4.1 or 4.2) concurrently with its delivery to the Board. In addition to such Quarterly Board Package, the Company shall also furnish to the Investor, as soon as practicable after the end of each month and in any event within thirty (30) days thereafter, an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such month prepared in accordance with generally accepted accounting principles applied on a consistent basis (except (i) as otherwise may be indicated in such balance sheet or notes thereto or (ii) to extent they may not include footnotes), subject to normal year-end audit adjustments.

4.4 Termination of Rights. All rights set forth under this Section 4 shall terminate in their entirety and shall no longer be of any legal effect upon the full payment of the outstanding principal and interest under the Notes, except that any designee of the Investor serving as a member of the Board shall, if so requested by the Board, continue to do so until such time as his successor has been duly elected and qualified.

SECTION 5

Miscellaneous

5.1 Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of California, with regard to the conflicts of laws provisions of the State of California for any other jurisdiction. EACH OF THE INVESTOR AND THE COMPANY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

5.2 Survival. The covenants and agreements made herein shall survive the closing of the transactions contemplated hereby.

5.3 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

5.4 Entire Agreement; Amendment. This Agreement and the Transaction Documents (as defined in the Note Purchase Agreement) constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that Holders of a majority of the Registrable Securities may, with the Company’s prior written consent, waive, modify or amend on behalf of all Holders, any provisions hereof.

5.5 Notices, etc. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed or delivered by courier to each party as follows:

if to the Investor, to;

CDC Software Corporation
c/o chinadotcom corporation
34/F Citicorp Centre
18 Whitfield Road
Causeway Bay, Hong Kong, PRC
Tel: (852) 2893 8200
Fax: (852) 2893 5245
Attention: Company Secretary

with a copy to:

Torys LLP
237 Park Avenue
New York, NY
Tel: (212) 880-6106
Fax: (212) 682-0200
Attention: V. Carl Walker, Esq.

or if to the Company, to;

Sagent Technology, Inc.
800 West El Camino Real
Suite 300

Mountain View, CA, 94040
Tel: (650) 815-3100
Fax: (650) 815-3500
Attention: Steven R. Springsteel

with a copy to:

Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto, CA 94304
Tel: (650) 493-9300
Fax: (650) 493-6811
Attention: Kathleen B. Bloch, Esq.

All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the third business day following the deposit with such service; and (b) when faxed, upon confirmation of receipt.

5.6 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party to this Agreement upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such nondefaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any Holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

5.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

5.8 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

5.9 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

SAGENT TECHNOLOGY, INC. a Delaware corporation

By:

Name:

Title:

CDC SOFTWARE CORPORATION a Cayman Islands corporation

By:

Name:

Title:

(Signature Page to Investor’s Rights Agreement)